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                                                                   EXHIBIT 10(d)

                    EXTENDED AND AMENDED EMPLOYMENT AGREEMENT


         THIS EXTENDED AND AMENDED EMPLOYMENT AGREEMENT (this "Extension") has been made as of April 1, 1996 by and between TRANSMATION, INC., an Ohio corporation (the "Corporation"), and ROBERT G. KLIMASEWSKI (the "Employee").

         WHEREAS, the parties have previously entered into a certain Employment Agreement dated as of April 1, 1995 (the "Agreement"), and they now desire to extend the term of the Agreement and to amend the provisions of the Agreement in certain respects;

         NOW, THEREFORE, the Agreement is hereby extended and amended, effective this date, as follows:

        A. Section 2. of the Agreement is hereby amended to provide in its entirety as follows:

               "2. TERM OF EMPLOYMENT.

                           "(a) EXTENDED TERM. The extended term of this Agreement and of the Employee's employment hereunder (the `Term') shall commence on April 1, 1996 and shall expire on March 31, 1998, subject to the further provisions of Section 2(b) hereof and in all cases subject to earlier termination as provided by Section 9 hereof. As used herein, the term `Year' shall mean any period during the Term commencing on April 1 and ending on the next succeeding March 31.

                           "(b) RENEWAL. On April 1, 1998, the Term shall renew for one Year and expire on March 31, 1999 if each party shall have given the other, on or before February 1, 1998, written notice that the Term shall renew. If such notice is not given, then the Term shall expire on March 31, 1998."

        B. Section 4. of the Agreement is hereby amended to provide in its entirety as follows:

               "4. COMPENSATION. During the Term the Corporation shall pay to the Employee, and the Employee shall accept, as compensation for his services rendered under this Agreement, the compensation provided by this Section 4.

                           "(a) SALARY. The Corporation shall pay the Employee a salary at the respective annual rates of (i) $200,000 per Year during the Year beginning on April 1, 1996, and (ii) $235,000 per Year during the

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         Year beginning on April 1, 1997. Such salary shall be payable at such intervals (but not less often than bi-weekly or semi-monthly) as the Corporation pays the salaries of other senior executives during the Term.

                           "(b) ANNUAL BONUS. The Corporation shall pay the Employee, in respect of each Year during the Term, a cash bonus paid under and pursuant to the terms of the Corporation's Annual Executive Bonus Plan adopted by the Board of Directors (as recommended by the Compensation and Benefits Committee thereof) for that Year, except that the Employee shall instead receive 30 percent of the amount of each such bonus in the form of shares of the Common Stock, par value $.50 per share, of the Corporation (the `Shares'), valued on the date of payment of each such bonus; provided, however, that the aggregate number of Shares that the Employee may so receive under this Extension shall not exceed 24,300 Shares, and to the extent that the Employee would otherwise be entitled to bonus compensation in the form of Shares in excess of that number, such excess bonus compensation shall instead be paid to the Employee in cash. All bonus compensation shall be paid to the Employee within 16 weeks after the end of each Year. The Board of Directors, acting through the Compensation and Benefits Committee thereof, reserves the right, in its discretion, to award the Employee further cash bonus compensation at the end of any Year based on the Employee's performance during that Year.

                           "(c) EMPLOYEE'S INVESTMENT REPRESENTATIONS, ETC. The Employee acknowledges and agrees that unless a Registration Statement with respect thereto shall then be effective under the Securities Act of 1933, as amended (the `Act'), any Shares received by him hereunder shall be acquired by him solely for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of selling, transferring or disposing of the same; and that any such Shares may not be offered for sale, sold or otherwise transferred or disposed of unless (i) a Registration Statement with respect thereto shall then be effective under the Act, and the Employee shall have provided proof satisfactory to counsel for the Corporation that the Employee has complied with all applicable state securities laws, or (ii) the Corporation shall have received an opinion of counsel in form and substance satisfactory to counsel for the Corporation that the proposed offer for sale, sale or transfer of the Shares is exempt from the registration requirements of the Act and may otherwise be effected in compliance with any other applicable law, including all applicable state securities laws. The Employee agree that unless a Registration Statement with respect thereto shall then be effective under the Act, a legend to this effect may be placed on each certificate, and a stop transfer order may be placed against his account, relating to the Shares. In addition, each such certificate shall bear such additional legends and statements as the Corporation deems advisable to assure compliance with the provisions hereof as well as all Federal and state laws and regulations,

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         including securities laws and regulations. The Employee understand that the Corporation is relying upon the foregoing representations and agreements in connection with the delivery of the Shares to him, and in consideration thereof, the Employee hereby indemnifies and holds harmless the Corporation, and the officers, directors, employees and agents thereof, from and against any and all liability, losses, damages, expenses and attorneys' fees which they may hereafter incur, suffer or be required to pay by reason of the falsity of, or my failure to comply with, any of the foregoing representations and agreements."

         C. Section 10. of the Agreement (entitled "CERTAIN PROXIES") is hereby deleted from the Agreement and is of no further force or effect.

         D. Except as extended and amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Extension as of the day and year first above written.

                                           TRANSMATION, INC.


                                           By: /s/ Cornelius J. Murphy
                                              ----------------------------
                                              Cornelius J. Murphy
                                              Chairman of the Board



                                           /s/ Robert G. Klimasewski
                                           -------------------------------
                                           ROBERT G. KLIMASEWSKI

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